Installed Building Products Announces Successful Repricing of Term Loan B Facility and a Share Repurchase Update

Columbus, Ohio, November 26, 2024, Installed Building Products, Inc. (the “Company”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced that the Company successfully repriced its $500 million term loan (the “Term Loan”). Also, during the month of November, IBP repurchased 250 thousand shares of its common stock at a total cost of approximately $52 million, including commissions. To date in 2024, the Company has repurchased 565 thousand shares for $118 million with approximately $182 million remaining under the current authorization, expiring March 1, 2025.

The Term Loan maturity date of March 28, 2031 is unchanged and bears interest at the adjusted term secured overnight financing rate plus 1.75% per annum (down from the previous 2.00%), or an alternative base rate plus 0.75%. The Term Loan is rated BB+ by S&P Global Ratings and Ba1 by Moody’s Investors Service.

"The Term Loan repricing will provide IBP with over $1 million in estimated cash interest expense savings annually. IBP's continued strong operating and financial performance and current market conditions have supported the opportunity to reduce our cost of borrowing and return capital to shareholders through share buybacks," stated Chief Financial Officer, Michael Miller.

RBC Capital Markets acted as lead left arranger and bookrunner and BofA Securities, KeyBanc Capital Markets, US Bancorp, and PNC Capital Markets LLC acted as joint lead arrangers and bookrunning managers for the Term Loan.

Additional details on the amendment to the credit facility will be included in the Form 8-K.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to timing, terms and completion of the repricing, the housing market and the commercial market, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, our ability to grow and strengthen our market position, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic, market and industry conditions; increases in mortgage interest rates and rising home prices; inflation and interest rates; the material price and supply environment; the timing of increases in our selling prices; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. In addition, the timing and amount of any repurchases under the stock repurchase program is determined by the Company’s management at its discretion based on a variety of factors, including the market price of our common stock, corporate considerations, general market and economic conditions, and legal requirements. The program may be modified, discontinued or suspended at any time. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

About Installed Building Products

Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 250 branch locations.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net

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